EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned, an officer of Great Plains Energy, a Missouri Corporation, does hereby constitute and appoint Bernard J. Beaudoin, Jeanie S. Latz or Mark G. English, his/her true and lawful attorney and agent, with full power and authority to execute in the name and on behalf of the undersigned officer a Report on Form 4 or Form 5 and all amendments thereto; hereby granting unto such attorney and agent full power of substitution and revocation in the premises; and hereby ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 7th day of February 2008.

/s/ Stephen T. Easley
Name Printed: Stephen T. Easley

STATE OF MISSOURI	)
) ss
COUNTY OF JACKSON	)

On this 7th day of February 2008, before me the undersigned, a Notary Public, personally appeared  Stephen T. Easley, to be known to be the person described in and who executed the foregoing instrument, and who, being by me first duly sworn, acknowledged that he/she executed the same as his/her free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

/s/ Renee Ray
Notary Public
Jackson County, Missouri
My commission expires 8/30/2010